Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 22, 2005, relating to the consolidated financial statements, appearing in the Company's Annual Report on Form 20-F for the year ended April 30, 2005. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Stoy Hayward LLP
------------------------
BDO Stoy Hayward LLP
London, England


September 5, 2005